EXECUTION VERSION
===============================================================================



                                  $150,000,000
                                CREDIT AGREEMENT



                                      AMONG



                           TOMMY HILFIGER CORPORATION,
                                  AS GUARANTOR,



                          TOMMY HILFIGER U.S.A., INC.,
                                  AS BORROWER,



                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,



                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              AS SYNDICATION AGENT



                              FLEET NATIONAL BANK,
                             AS DOCUMENTATION AGENT


                            JPMORGAN CHASE BANK, N.A.
                             AS ADMINISTRATIVE AGENT



                           DATED AS OF APRIL 19, 2005




===============================================================================

     J.P. MORGAN SECURITIES INC., AS SOLE BOOKRUNNER AND SOLE LEAD ARRANGER


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                                TABLE OF CONTENTS

                                                                            PAGE


SECTION 1.   DEFINITIONS.......................................................1

      1.1.  DEFINED TERMS......................................................1
      1.2.  OTHER DEFINITIONAL PROVISIONS.....................................10

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS..................................10

      2.1.  L/C COMMITMENT....................................................10
      2.2.  PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT........................11
      2.3.  FEES AND OTHER CHARGES............................................11
      2.4.  L/C PARTICIPATIONS................................................11
      2.5.  REIMBURSEMENT OBLIGATION OF THE BORROWER..........................12
      2.6.  OBLIGATIONS ABSOLUTE..............................................12
      2.7.  LETTER OF CREDIT PAYMENTS.........................................13
      2.8.  APPLICATIONS......................................................13
      2.9.  COMMITMENT FEES...................................................13
      2.10. TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS.................13
      2.11. OVERDUE AMOUNTS...................................................13
      2.12. COMPUTATION OF INTEREST AND FEES..................................13
      2.13. PRO RATA TREATMENT AND PAYMENTS...................................14
      2.14. REQUIREMENTS OF LAW...............................................14
      2.15. TAXES.............................................................15
      2.16. CHANGE OF LENDING OFFICE..........................................16
      2.17. REPLACEMENT OF LENDERS............................................16
      2.18. NOTICES...........................................................16

SECTION 3.   REPRESENTATIONS AND WARRANTIES...................................17

      3.1.  FINANCIAL CONDITION...............................................17
      3.2.  NO CHANGE.........................................................17
      3.3.  EXISTENCE; COMPLIANCE WITH LAW....................................17
      3.4.  POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.....................17
      3.5.  NO LEGAL BAR......................................................18
      3.6.  LITIGATION........................................................18
      3.7.  NO DEFAULT........................................................18
      3.8.  OWNERSHIP OF PROPERTY.............................................18
      3.9.  INTELLECTUAL PROPERTY.............................................18
      3.10. TAXES.............................................................18
      3.11. LABOR MATTERS.....................................................19
      3.12. ERISA.............................................................19
      3.13. INVESTMENT COMPANY ACT; OTHER REGULATIONS.........................19
      3.14. SUBSIDIARIES......................................................19
      3.15. ENVIRONMENTAL MATTERS.............................................19
      3.16. ACCURACY OF INFORMATION, ETC......................................20
      3.17. SOLVENCY..........................................................20

SECTION 4.   CONDITIONS PRECEDENT.............................................20


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                                                                            PAGE


      4.1.  CONDITIONS TO INITIAL EXTENSION OF CREDIT.........................20
      4.2.  CONDITIONS TO EACH EXTENSION OF CREDIT............................21

SECTION 5.   AFFIRMATIVE COVENANTS............................................22

      5.1.  FINANCIAL STATEMENTS..............................................22
      5.2.  CERTIFICATES; OTHER INFORMATION...................................22
      5.3.  PAYMENT OF TAX OBLIGATIONS........................................23
      5.4.  MAINTENANCE OF EXISTENCE; COMPLIANCE..............................23
      5.5.  MAINTENANCE OF PROPERTY; INSURANCE................................23
      5.6.  INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS............23
      5.7.  NOTICES...........................................................24
      5.8.  ENVIRONMENTAL LAWS................................................24
      5.9.  USE OF LETTERS OF CREDIT..........................................24

SECTION 6.   NEGATIVE COVENANTS...............................................25

      6.1.  LIENS.............................................................25
      6.2.  FUNDAMENTAL CHANGES...............................................25
      6.3.  CERTAIN INVESTMENTS...............................................25
      6.4.  MODIFICATIONS OF SENIOR NOTES.....................................25
      6.5.  LINES OF BUSINESS.................................................25
      6.6.  MATTERS RELATING TO FINANCECO.....................................25

SECTION 7.   EVENTS OF DEFAULT................................................26

SECTION 8.   THE ADMINISTRATIVE AGENT.........................................29

      8.1.  APPOINTMENT.......................................................29
      8.2.  DELEGATION OF DUTIES..............................................29
      8.3.  EXCULPATORY PROVISIONS............................................29
      8.4.  RELIANCE BY ADMINISTRATIVE AGENT..................................29
      8.5.  NOTICE OF DEFAULT.................................................30
      8.6.  NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS............30
      8.7.  INDEMNIFICATION...................................................30
      8.8.  ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY...................31
      8.9.  SUCCESSOR ADMINISTRATIVE AGENT....................................31

SECTION 9.   GUARANTEE........................................................31

      9.1.  GUARANTEE.........................................................31
      9.2.  NO SUBROGATION, CONTRIBUTION, REIMBURSEMENT OR INDEMNITY..........32
      9.3.  AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS..................32
      9.4.  GUARANTEE ABSOLUTE AND UNCONDITIONAL..............................32
      9.5.  REINSTATEMENT.....................................................33
      9.6.  PAYMENTS..........................................................33

SECTION 10.   MISCELLANEOUS...................................................33

      10.1.  AMENDMENTS AND WAIVERS...........................................33
      10.2.  NOTICES..........................................................34


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                                                                            PAGE

      10.3.  NO WAIVER; CUMULATIVE REMEDIES...................................35
      10.4.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................35
      10.5.  PAYMENT OF EXPENSES AND TAXES....................................35
      10.6.  SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS...........36
      10.7.  ADJUSTMENTS; SET-OFF.............................................38
      10.8.  COUNTERPARTS.....................................................39
      10.9.  SEVERABILITY.....................................................39
      10.10. INTEGRATION......................................................39
      10.11. GOVERNING LAW....................................................39
      10.12. SUBMISSION TO JURISDICTION; WAIVERS..............................39
      10.13. ACKNOWLEDGEMENTS.................................................40
      10.14. WAIVERS OF JURY TRIAL............................................40
      10.15. CONFIDENTIALITY..................................................40
      10.16. DOCUMENTATION AGENT AND SYNDICATION AGENT........................41
      10.17. USA PATRIOT ACT..................................................41



                                       iii

SCHEDULES:

 1.1  Disclosed Matters
 1.2  Revolving Commitments
 2.1  Existing Letters of Credit
 3.14 Subsidiaries


EXHIBITS:

 A-1  Form of Borrower Closing Certificate
 A-2  Form of Holdings Closing Certificate
 A-3  Form of Financeco Closing Certificate
 B    Form of Assignment and Assumption
 C-1  Form of Legal Opinion of Wachtell, Lipton, Rosen & Katz
 C-2  Form of Legal Opinion of Harney, Westwood & Riegels
 C-3  Form of Legal Opinion of James Gallagher
 D    Form of Subsidiary Guarantee

           CREDIT AGREEMENT, dated as of April 19, 2005, among TOMMY HILFIGER CORPORATION, a British Virgin Islands corporation ("HOLDINGS"), TOMMY HILFIGER U.S.A., INC., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), WACHOVIA BANK, NATIONAL ASSOCIATION, as syndication agent (in such capacity, the "SYNDICATION AGENT"), FLEET NATIONAL BANK, as documentation agent (in such capacity, the "DOCUMENTATION AGENT"), and JPMORGAN CHASE BANK, N.A., as administrative agent.

           The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

           1.1. DEFINED TERMS. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

           "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

           "ADDITIONAL ISSUING LENDER SUBLIMIT": with respect to each Issuing Lender other than JPMorgan Chase Bank, an amount specified by the Borrower to the Administrative Agent and such Issuing Lender in writing on the Closing Date or on the date such Lender becomes an Issuing Lender (which date shall be the first Business Day of any month), which amount may be changed by written notice from the Borrower to the Administrative Agent and such Issuing Lender on the first Business Day of any fiscal quarter or, if such change is being made in connection with the removal of an Issuing Lender, on the first Business Day of any month.

           "ADMINISTRATIVE AGENT": JPMorgan Chase Bank, together with its affiliates, as the arranger of the Revolving Commitments and as the administrative agent for the Lenders under this Agreement and the other Credit Documents, together with any of its successors.

           "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

           "AGGREGATE EXPOSURE": with respect to any Lender at any time, the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

           "AGGREGATE EXPOSURE PERCENTAGE": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

           "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

           "APPLICATION": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

           "APPROVED FUND":  as defined in Section 10.6.

           "ASSIGNEE":  as defined in Section 10.6(b).

           "ASSIGNMENT AND ASSUMPTION": an Assignment and Assumption, substantially in the form of Exhibit B.

           "AVAILABLE REVOLVING COMMITMENT": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment OVER (b) such Lender's Revolving Extensions of Credit.

           "BUSINESS":  as defined in Section 3.15.

           "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

           "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

           "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

           "CASH EQUIVALENTS": (a) the investments described in the definition of "Collateral Cash Equivalents"; (b) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within thirty days from the date of acquisition; (c) corporate bonds rated at least BBB by Standard & Poor's Ratings Services or Baa2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency; and (d) money market investment funds which invest substantially exclusively in the types of securities described in clauses (a) through (c) above.

           "CLO":  as defined in Section 10.6.

           "CLOSING DATE": the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date is April __, 2005.

           "CODE": the Internal Revenue Code of 1986, as amended from time to time.


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                                                                               3

           "COLLATERAL":  as defined in the Subsidiary Guarantee.

           "COLLATERAL ACCOUNT": account number 020842112 established at the office of JPMorgan Chase Bank, N.A., at 277 Park Avenue, New York, New York 10128.

           "COLLATERAL BASE": an amount equal to (a) 98% of the fair market value of cash and Collateral Cash Equivalents constituting Collateral minus
(b) any Tax Liability Amount.

           "COLLATERAL CASH EQUIVALENTS": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, Yankee or eurodollar time deposits, repurchase agreements, reverse repurchase agreements or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) bankers acceptances or commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; and (d) money market investment funds which invest substantially exclusively in the types of securities described in clauses (a) through (c) above.

           "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

           "CONFIDENTIAL INFORMATION PACKAGE": the Confidential Information Package dated March 2005 and furnished to certain Lenders.

            "CONTINUING DIRECTORS": the directors of Holdings on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least a majority of the then Continuing Directors.

           "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

           "CREDIT DOCUMENTS":  this Agreement and the Subsidiary Guarantee.

           "CREDIT PARTIES":  Holdings, the Borrower and Financeco.

           "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

           "DISCLOSED MATTERS":  the matters disclosed on Schedule 1.1.

           "DISPOSITION": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

           "DOLLARS" and "$": dollars in lawful currency of the United States of America.


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                                                                               4

           "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

           "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "EVENT OF DEFAULT": any of the events specified in Section 7, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

           "EXCHANGE ACT":  as defined in Section 7(j)(i).

           "EXISTING ACCOUNT PARTIES":  as defined in Section 2.1.

           "EXPOSURE AMOUNT": the sum of (a) the aggregate L/C Obligations with respect to Letters of Credit issued by JPMorgan Chase Bank or its Affiliates,
(b) the aggregate amount of the Additional Issuing Lender Sublimits and (c) the aggregate amount of accrued but unpaid fees and interest owing hereunder.

           "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

           "FINANCECO":  Tommy Hilfiger U.S.A. Guaranty LLC.

           "FINANCECO ORGANIZATIONAL DOCUMENTS": the Certificate of Formation and the Operating Agreement of Financeco.

           "FINANCIAL INSTITUTION": any Person that, in the judgment of the Administrative Agent, is a financial institution or is primarily engaged in financial activities.

           "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances of Holdings and its Subsidiaries as of the date of determination.

           "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the National Association of Insurance Commissioners).

           "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 7(e) only, all obligations of such Person in respect of Interest Rate Protection Agreements.

           "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

           "INSOLVENT":  pertaining to a condition of Insolvency.

           "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

           "INTEREST RATE PROTECTION AGREEMENT": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which Holdings or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

           "ISSUING LENDERS": JPMorgan Chase Bank, Bank of America, N.A., Wachovia Bank, National Association, and/or such other Lender or Lenders reasonably acceptable to the Administrative Agent as may be designated by the Borrower, each in its capacity as issuer of any Letter of Credit. An Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term "Issuing Lender" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. If mutually agreed by any Issuing Lender and the Borrower, such Issuing Lender shall cease to act in such capacity so long as no L/C Obligations in respect of Letters of Credit issued by such Issuing Lender remain outstanding.

           "JPMORGAN CHASE BANK": JPMorgan Chase Bank, N.A., together with its affiliates and any of their respective successors.

           "L/C FEE PAYMENT DATE": five Business Days after the last day of each March, June, September and December and the last day of the Revolving Commitment Period (or the date of termination of the Revolving Commitments).

           "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.5.

           "L/C PARTICIPANTS": the collective reference to all the Lenders other than the relevant Issuing Lender.

           "LENDER": as defined in the preamble hereto, and, for the avoidance of doubt, including, unless the context otherwise requires, each Issuing Lender.

           "LETTERS OF CREDIT":  as defined in Section 2.1(a).

           "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

           "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole (other than any such effect arising out of or related to the Disclosed Matters) or (b) the validity or enforceability of this Agreement or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

           "MATERIAL SUBSIDIARY": the Borrower, Financeco and any other Subsidiary, the (a) assets, (b) revenues or (c) operating profit (excluding intercompany receivables and revenues that would be eliminated upon consolidation in accordance with GAAP) of which are, at the time of determination (determined, in the case of clause (a), as at the end of the most recently concluded fiscal quarter, and, in the case of clauses (b) and (c), in respect of the most recent period of four consecutive fiscal quarters of Holdings for which the relevant financial information is available), equal to or greater than ten percent of the consolidated assets, consolidated operating profit or consolidated revenues (excluding intercompany receivables and revenue that would be eliminated upon consolidation in accordance with GAAP), respectively, of Holdings and its Subsidiaries at such time. Upon the acquisition of a new Subsidiary, qualification as a "Material Subsidiary" shall be determined on a PRO FORMA basis on the assumption that such Subsidiary had been acquired at the beginning of the relevant period of four consecutive fiscal quarters.

           "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

           "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

           "NON-EXCLUDED TAXES":  as defined in Section 2.15(a).

           "NON-U.S. LENDER": as defined in Section 2.15(b).

           "OBLIGATIONS": the unpaid principal of and interest on (including interest accruing after the maturity of the Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Credit Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

           "PARTICIPANT":  as defined in Section 10.6(c).

           "PAYMENT OFFICE: JPMorgan Chase Bank, N.A., 1111 Fannin Street, 10th Floor, Houston, Texas, 77002.

           "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

           "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

           "PLAN": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

           "PROPERTIES":  as defined in Section 3.15.

           "REFERENCE LENDER":  JPMorgan Chase Bank.

           "REGISTER":  as defined in Section 10.6(b).

           "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the relevant Issuing Lender pursuant to Section 2.5 for amounts drawn under Letters of Credit.

           "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

           "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC
Reg. ss. 4043.

           "REQUIRED LENDERS": the holders of more than 50% of the Total Revolving Commitments or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit.

           "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

           "RESPONSIBLE OFFICER": the principal executive officer, president, principal financial officer or principal accounting officer of Holdings or the Borrower, as the case may be, but in any event, with respect to financial matters, the principal financial or accounting officer of Holdings or the Borrower, as the case may be.

           "REVOLVING COMMITMENT": as to any Lender, the obligation of such Lender to participate in Letters of Credit, in an aggregate face amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.2 or set forth in an Assignment and Assumption, as applicable, as the same may be changed from time to time pursuant to the terms hereof.

           "REVOLVING COMMITMENT PERIOD": the period from and including the Closing Date to the Revolving Termination Date.

           "REVOLVING EXTENSIONS OF CREDIT": as to any Lender at any time, an amount equal to such Lender's Revolving Percentage of the L/C Obligations then outstanding.

           "REVOLVING PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the aggregate amount of the Revolving Extensions of Credit then outstanding).

           "REVOLVING TERMINATION DATE":  April __, 2006.

           "SENIOR NOTE INDENTURE": the Indenture, dated as of May 1, 1998, entered into by Holdings and the Borrower with JPMorgan Chase Bank, N.A. (f/k/a The Chase Manhattan Bank), together with all instruments and other agreements entered into by Holdings or the Borrower in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.4.

           "SENIOR NOTES": the notes of the Borrower issued pursuant to the Senior Note Indenture.

           "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

           "SOLVENT": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

           "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings and shall include the Borrower and its Subsidiaries.

           "SUBSIDIARY GUARANTEE": the Subsidiary Guarantee and Collateral Agreement to be executed and delivered by Financeco, substantially in the form of Exhibit D.

           "SUPERMAJORITY LENDERS": the holders of more than 66 ?% of the Total Revolving Commitments or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit.

           "TAX LIABILITY AMOUNT":  as defined in Section 6.1.

           "TOTAL REVOLVING COMMITMENTS": at any time, the aggregate amount of the Revolving Commitments then in effect. The original amount of the Total Revolving Commitments is $150,000,000.

           "TOTAL REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

           "TRANSFEREE":  any Assignee or Participant.

           "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

           1.2. OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.

           (b) As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Holdings and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, accounts, leasehold interests and contract rights.

           (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

           (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

           SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

           2.1. L/C COMMITMENT. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 2.4(a), agrees toissue letters of credit ("LETTERS OF CREDIT") for the account of the Borrower(and for the benefit of the Borrower, Holdings or anySubsidiary of Holdings) on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; PROVIDED that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (i) the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments, (ii) the Exposure Amount would exceed the Collateral Base, (iii) the aggregate amount of L/C Obligations with respect to Letters of Credit issued by any Issuing Lender other than JPMorgan Chase Bank or its Affiliates would exceed such Issuing Lender's Additional Issuing Lender Sublimit or (iv) the aggregate amount of L/C Obligations with respect to standby letters of credit (other than any standby letter of credit supporting letters of creditreferred to in the second sentence of Section 4.1(f)) would exceed $20,000,000. Each letter of credit outstanding on the Closing Date and listed on Schedule 2.1 shall constitute a "Letter of Credit" for the purposes of this Agreement, PROVIDED, that if the account party in respect of any such letter of credit is not the Borrower (any such account party, an "EXISTING ACCOUNT PARTY"), the Borrower and the relevant Existing Account Party shall be jointly and severally liable for all obligations (including reimbursement obligations) applicable thereto. Each Letter of Credit shall expire no later than the date that is five Business Days prior to the Revolving Termination Date (or, in the case of commercial Letters of Credit, if earlier, 180 days after the date of issuance).

           (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

           (c) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          2.2. PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT. The Borrower may from time to time request that an Issuing Lender issue or amend a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Each Issuing Lender shall furnish (a) monthly reports to the Administrative Agent describing the Letters of Credit issued by it that were outstanding during such month in a format reasonably satisfactory to the Administrative Agent and (b) a copy of, or other evidence of the issuance of, each relevant Letter of Credit to the Borrower promptly following the issuance thereof and to the Administrative Agent promptly upon its request.

          2.3. FEES AND OTHER CHARGES. (a) The Borrower will pay a fee on the face amount of all outstanding standby Letters of Credit at a per annum rate equal to 0.12%. Such fee shall be payable to the Administrative Agent quarterly in arrears on each L/C Fee Payment Date, and shall be shared ratably among the Lenders.

          (b) The Borrower will pay a fee on the face amount of all outstanding commercial Letters of Credit at a per annum rate equal to 0.08%. Such fee shall be payable to the Administrative Agent quarterly in arrears on each L/C Fee Payment Date, and shall be shared ratably among the Lenders.

          (c) In addition to the foregoing fees, the Borrower shall pay (or shall cause the applicable beneficiary to pay) each Issuing Lender any standby Letter of Credit fronting fee separately agreed upon with such Issuing Lender.

          (d) Fees paid pursuant to this Section 2.3 for the ratable benefit of the Lenders shall be distributed to the Lenders by the Administrative Agent on each L/C Fee Payment Date. Fees paid pursuant to this Section 2.3 shall be nonrefundable.

          2.4. L/C PARTICIPATIONS. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the relevant Issuing Lender pursuant to Section 2.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.4(a) is not made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at a per annum rate equal to the ABR plus 2%. A certificate of the relevant Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the relevant Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its PRO RATA share of such payment in accordance with Section 2.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

          2.5. REIMBURSEMENT OBLIGATION OF THE BORROWER. The Borrower agrees to reimburse the relevant Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment; PROVIDED that if such Issuing Lender notifies the Borrower of the presentment of a draft after 10:00 A.M. New York City time on any day, such reimbursement shall be made on the next Business Day; and PROVIDED, FURTHER that, if so agreed by the Borrower and the applicable Issuing Lender, such reimbursement may be effected by debit of a bank account of the Borrower held with the applicable Issuing Lender. Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds, or at such other address and in such other manner as may be agreed upon by the Borrower and such Issuing Lender. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in
Section 2.11.

          2.6. OBLIGATIONS ABSOLUTE. The Borrower's obligations under Section
2.5 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the relevant Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that no Issuing Lender shall be responsible for, and the Borrower's Reimbursement Obligations under Section 2.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower and the Lenders each agree that any action taken or omitted by the relevant Issuing Lender under or in connection with any Letter of

Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower or any Lender.

          2.7. LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit. On the last day of each month (or more frequently if requested by the Administrative Agent), each Issuing Lender which had any Letters of Credit outstanding during such month shall notify the Administrative Agent of the dates and amounts of all drafts presented for payment under such Letters of Credit during the such month and such other information as is necessary for the Administrative Agent to calculate the commitment fee.

          2.8. APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 2, the provisions of this Section 2 shall apply.

          2.9. COMMITMENT FEES. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at a per annum rate equal to 0.08% on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears five Business Days after the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

          2.10. TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; PROVIDED that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

          2.11. OVERDUE AMOUNTS. If any Reimbursement Obligation, letter of credit fee, commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the ABR PLUS 2%, in each case from and including the date of such non-payment until but excluding the date such amount is paid in full (as well after as before judgment). Such interest shall be payable from time to time on demand.

          2.12. COMPUTATION OF INTEREST AND FEES. Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to any interest calculated on the basis of the Prime Rate, such interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Any change in the interest rate resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

          2.13. PRO RATA TREATMENT AND PAYMENTS. (a) Each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made PRO RATA according to the Revolving Percentages of the Lenders.

          (b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of fees, interest or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent may effect any such payment by debiting any account maintained by the Borrower with the Administrative Agent. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of any Reimbursement Obligation pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          2.14. REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Application, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.14, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) if any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and PROVIDED FURTHER that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (c) A certificate as to any additional amounts payable pursuant to this Section 2.14 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.14 shall survive the termination of this Agreement, the termination or expiration of the Letters of Credit and the payment of all amounts payable hereunder.

          2.15. TAXES. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Credit Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof to the extent such Lender's compliance with the requirements of Section 2.15(b) at the time such Lender becomes a party to this Agreement fails to establish a complete exemption from such withholding. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.15 shall survive the termination of this Agreement, the termination or expiration of the Letters of Credit and the payment of all amounts payable hereunder.

           (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-

8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Credit Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this
Section 2.15(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.15(b) that such Non-U.S. Lender is not legally able to deliver.

          2.16. CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14 or 2.15(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Letters of Credit affected by such event with the object of avoiding the consequences of such event; PROVIDED, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and PROVIDED, FURTHER, that nothing in this Section
2.16 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.14 or 2.15(a).

          2.17. REPLACEMENT OF LENDERS. The Borrower shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to
Section 2.14 or 2.15; PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.16 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.14 or 2.15,
(iv) the replacement financial institution shall purchase, at par, all amounts owing to such replaced Lender on or prior to the date of replacement, (v) the replacement financial institution shall be satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (PROVIDED that the Borrower shall be obligated to pay the registration and processing fee referred to therein),
(vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.14 or 2.15, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

          2.18.  NOTICES.

          (a) No later than five Business Days after the end of each month, each Issuing Lender shall provide to the Administrative Agent a summary (an "OUTSTANDING L/C SUMMARY") of all outstanding Letters of Credit issued by it for each day during such month and, if such month shall be the last month of a quarter, for such quarter, in a form agreed to by such Issuing Lender and the Administrative Agent.

          (b) No later than seven Business Days after the end of each month, the Administrative Agent shall provide to each Lender (i) the Outstanding L/C Summary prepared by each Issuing Lender and (ii) a statement of the then-current Collateral Base.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to issue or participate in the Letters of Credit, Holdings and the Borrower hereby represent and warrant to the Administrative Agent and each Lender that:

          3.1. FINANCIAL CONDITION. Except for any changes or developments arising out of or related to the Disclosed Matters, (a) the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at March 31, 2004, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly the consolidated financial condition of Holdings and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended, (b) the unaudited, condensed consolidated balance sheet of Holdings and its consolidated Subsidiaries as at June 30, 2004, and the related condensed consolidated statement of income and of cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of Holdings and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments), and (c) Holdings and its consolidated Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are required to be but are not reflected in the most recent financial statements referred to in this paragraph or in the notes thereto. During the period from March 31, 2004 to and including the date hereof there has been no Disposition (other than Dispositions of inventory in the ordinary course of business) by Holdings or any of its consolidated Subsidiaries of any material part of its business or property.

          3.2. NO CHANGE. Except as disclosed in the Confidential Information Package, since March 31, 2004 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          3.3. EXISTENCE; COMPLIANCE WITH LAW. Each of the Credit Parties (a) is duly organized, validly existing and in good standing (or any similar concept in any foreign jurisdiction) under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4. POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Credit Party has the power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of the Credit Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Credit Documents, other than the filing of a Form 8-K with respect to the transactions contemplated hereby. Each Credit Document has been duly executed and delivered on behalf of each Credit Party party thereto. This Agreement constitutes, and each other Credit Document upon execution will constitute, a legal, valid and binding obligation of each Credit Party party thereto, enforceable against each such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5. NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Credit Documents and the issuance of Letters of Credit will not violate any material Requirement of Law or any material Contractual Obligation of Holdings or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than Liens arising under the Credit Documents). No Requirement of Law or Contractual Obligation applicable to Holdings or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          3.6. LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect.

          3.7. NO DEFAULT. Neither Holdings nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8. OWNERSHIP OF PROPERTY. Each of Holdings and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property.

          3.9. INTELLECTUAL PROPERTY. Holdings and each of its Subsidiaries owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by Holdings and its Subsidiaries does not infringe on the rights of any Person in any material respect.

          3.10. TAXES. Each of Holdings and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted (excluding the Disclosed Matters), with respect to any such tax, fee or other charge, except as permitted by Section 6.1(b).

          3.11. LABOR MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of Holdings and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from Holdings or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Holdings or the relevant Subsidiary.

          3.12. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          3.13. INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is subject to regulation under any Requirement of Law that limits its ability to incur Indebtedness.

          3.14. SUBSIDIARIES. The Subsidiaries listed on Schedule 3.14 constitute all the Subsidiaries of Holdings at the date hereof.

          3.15. ENVIRONMENTAL MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) the facilities and properties owned, leased or operated by Holdings or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

          (b) neither Holdings nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by Holdings or any of its Subsidiaries (the "BUSINESS"), nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which Holdings or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

          (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

          (g) neither Holdings nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

          3.16. ACCURACY OF INFORMATION, ETC. The Borrower represents and warrants that the historical financial information included in Exhibits 5.4 and
5.5 of the Confidential Information Package is true and correct in all material respects. Except as disclosed under "Management Comments" in Exhibit 5.6, the management projections included in the Confidential Information Package are based on assumptions and estimates developed by management of the Borrower in good faith and management believed such assumptions and estimates were reasonable as of the date of the Confidential Information Package, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Credit Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Credit Documents, in the Confidential Information Package or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Credit Documents.

          3.17. SOLVENCY. Each Credit Party is, and after the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

                        SECTION 4. CONDITIONS PRECEDENT

          4.1. CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) CREDIT DOCUMENTS. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each Lender and (ii) the Subsidiary Guarantee, executed and delivered by a duly authorized officer of Financeco.

          (b) FINANCECO. Financeco shall have been created pursuant to the Financeco Organizational Documents and capitalized with a cash capital contribution from the Borrower of $150,000,000. All actions necessary to establish the Administrative Agent's perfected first priority security interest in the Collateral shall have been taken.

          (c) FEES AND EXPENSES. The Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

          (d) CLOSING CERTIFICATE. The Administrative Agent shall have received a certificate of each Credit Party, dated the Closing Date, substantially in the form of Exhibit A-1, A-2 or A-3, as applicable, with appropriate insertions and attachments.

          (e) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions:

               (i) the legal opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Borrower and United States counsel to Holdings, substantially in the form of Exhibit C-1;

               (ii) the legal opinion of Harney, Westwood & Riegels, British Virgin Islands counsel to Holdings, substantially in the form of Exhibit C-2; and

               (iii) the legal opinion of James Gallagher, internal counsel to the Borrower and Holdings, substantially in the form of Exhibit C-3.

          (f) EXISTING CREDIT AGREEMENT. The Administrative Agent shall have received evidence reasonably satisfactory to it that the existing credit agreement of the Borrower dated as of June 28, 2002 shall have been terminated and all amounts owing thereunder shall have been paid in full. Any letters of credit under such credit agreement not issued by an Issuing Lender shall be supported by arrangements required by the issuer thereof and satisfactory to the Administrative Agent. The parties hereto that are "Lenders" under and as defined in said agreement hereby (i) waive any requirement of advance notice of the termination of any commitments thereunder or of the prepayment or replacement of any extensions of credit thereunder and (ii) agree that said commitments shall automatically terminate on the Closing Date.

          4.2. CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Credit Party in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each issuance or amendment of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 4.2 have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

          5.1. FINANCIAL STATEMENTS. Furnish to the Administrative Agent and each Lender:

          (a) concurrently with any filing thereof with the Securities and Exchange Commission, a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of each fiscal year of Holdings and the related audited consolidated statements of income and of cash flows for such year (including summary financial information as to the Borrower and its Subsidiaries in the form described in Rule 1-02(bb) of Regulation S-X under the Exchange Act), setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

          (b) concurrently with any filing thereof with the Securities and Exchange Commission, the unaudited condensed consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of each of the first three quarterly periods of each fiscal year of Holdings and the related condensed unaudited consolidated statement of income for such quarter and the portion of the fiscal year through the end of such quarter and the related unaudited consolidated statement of cash flows for the portion of the fiscal year through the end of such quarter (including summary financial information as to the Borrower and its Subsidiaries in the form described in Rule 1-02(bb) of Regulation S-X under the Exchange
     Act), setting forth in each case in comparative form the figures for the comparable period of the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall fairly present in all material respects the financial condition of Holdings and its consolidated Subsidiaries on a consolidated basis and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). Holdings and the Borrower shall be deemed to have complied with this Section 5.1 if Holdings or the Borrower, as applicable, provides written notice (which may be in electronic form) within one Business Day of the making or filing of any financial statements required above and the same are continuously available on "EDGAR," the Electronic Data Gathering Analysis and Retrieval system of the SEC, or "http://www.sec.gov/edgarhp.htm."

          5.2. CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent (or, in the case of clause (d), to the relevant Lender):

          (a) concurrently with the delivery of any financial statements pursuant to Section 5.1, a certificate of a Responsible Officer of Holdings or the Borrower, as applicable, stating that, to the best of each such Responsible Officer's knowledge, each Credit Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Credit Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

          (b) (i) no later than 5 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Note Indenture or the Financeco Organizational Documents and (ii) except in the case of intercompany transactions between or among Holdings and its Subsidiaries (including, without limitation, intercompany dividends), concurrently with any Disposition (other than Dispositions of inventory in the ordinary course of business), dividend or distribution of assets (including cash and cash equivalents) yielding gross proceeds or in an aggregate amount in excess of $50,000,000 (whether pursuant to a single transaction or a series of related transactions), a certificate of a Responsible Officer of Holdings demonstrating compliance with Section 6.6(a);

          (c) within 5 Business Days after the same are sent, copies of public financial statements and public reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          5.3. PAYMENT OF TAX OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material tax obligations, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or the relevant Subsidiary, as the case may be (excluding the Disclosed Matters).

          5.4. MAINTENANCE OF EXISTENCE; COMPLIANCE. (a) Preserve, renew and keep in full force and effect its existence, except (i) as otherwise permitted by Section 6.2 or (ii) in the case of any Subsidiary that is not a Credit Party, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except (i) as otherwise permitted by Section 6.2 or (ii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.5. MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          5.6. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent (or any Lender (i) no more than once during the term of this Agreement or (ii) during such time as an Event of Default shall have occurred and be continuing), to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings and its Subsidiaries with officers and employees of Holdings and its Subsidiaries.

          5.7. NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of Holdings or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting Holdings or any of its Subsidiaries in which the amount involved is $20,000,000 or more and not covered by insurance or a binding indemnification obligation or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings or the relevant Subsidiary proposes to take with respect thereto.

          5.8. ENVIRONMENTAL LAWS. Except as could not reasonably be expected to have a Material Adverse Effect, (a) comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          5.9. USE OF LETTERS OF CREDIT. Use the Letters of Credit for general corporate purposes.

                         SECTION 6. NEGATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder, (i) the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (ii) Holdings shall not permit any of its Subsidiaries to, directly or indirectly, and, (iii) in the case of Sections
6.2 and 6.6, Holdings shall not, directly or indirectly:

          6.1. LIENS. Create, incur, assume or suffer to exist any Lien upon any of the Collateral, except for (a) Liens pursuant to the Subsidiary Guarantee and
(b) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, PROVIDED that, in each case, the maximum possible liability of Holdings and its Subsidiaries in connection with such taxes (the "TAX LIABILITY AMOUNT") has been specifically identified in writing by the relevant Governmental Authority and a copy thereof has been furnished to the Administrative Agent within three Business Days after receipt by Holdings or any Subsidiary.

          6.2. FUNDAMENTAL CHANGES. In the case of each of Holdings, the Borrower or Financeco, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that each of Holdings and the Borrower may merge, amalgamate, consolidate or sell all or substantially all of its property or business so long as the entity resulting from such merger, amalgamation or consolidation, or that acquires all or substantially all of such property or business, if not Holdings or the Borrower, respectively, (a) assumes all obligations of Holdings or the Borrower, as the case may be, under this Agreement in a manner reasonably satisfactory to the Administrative Agent (which shall include delivery of customary certificates and legal opinions) and (b) is organized under a jurisdiction within the United States (or, in the case of Holdings, the British Virgin Islands).

          6.3. CERTAIN INVESTMENTS. Purchase more than 50% of the outstanding Capital Stock of any Person if such purchase has not been approved by a majority of members of the board of directors (or similar governing body) of such Person.

          6.4. MODIFICATIONS OF SENIOR NOTES. Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes (other than any such amendment, modification, waiver or other change that is not materially adverse to the Lenders).

          6.5. LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower or any other Subsidiary is engaged on the date of this Agreement or the fashion, apparel or consumer products business or any business reasonably related to any thereof.

          6.6. MATTERS RELATING TO FINANCECO. (a) Enter into any transaction if, after giving PRO FORMA effect thereto and to any other transaction consummated since the end of the most recently completed fiscal year of Holdings, Financeco would constitute a "Restricted Subsidiary" under the Senior Note Indenture (determined as if the percentage threshold in the definition of "Significant Subsidiary" referred to in the definition of "Restricted Subsidiary" contained in the Senior Note Indenture were 9% rather than 10%).

          (b) Take any action that would have the effect of reducing the amount of capital initially contributed to Financeco on the Closing Date as described in Section 5.1(b); PROVIDED, that on or after the date of any reduction of the Revolving Commitments pursuant to Section 2.10, a portion of such capital equal to the amount of such reduction may be distributed to the Borrower (which distribution of capital shall be made, FIRST, from amounts held by Financeco that are not contained in the Collateral Account and, SECOND, from amounts contained in the Collateral Account).

           (c) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Financeco Organizational Documents (other than any such amendment, modification, waiver or other change that could not reasonably be expected to be materially adverse to the interests of the Lenders).

           (d) In the case of Financeco, (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Collateral,
(ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law and (y) obligations pursuant to the Credit Documents to which it is a party, or (iii) own, lease, manage or otherwise operate any properties or assets other than the Collateral or other cash and Cash Equivalents.

                          SECTION 7. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Reimbursement Obligation, or any other amount payable hereunder or under any other Credit Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Credit Party herein or in any other Credit Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) any Credit Party shall default in the observance or performance of any agreement contained in Section 5.4(a) (with respect to Holdings, the Borrower and Financeco only), Section 5.7(a) or Section 6 of this Agreement; or

          (d) any Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

          (e) Holdings or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable (excluding any default under Section 704 of the Senior Note Indenture unless any Indebtedness under the Senior Note Indenture is declared due and payable as a result of any failure to comply with said Section 704); PROVIDED, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $20,000,000; or

          (f) (i) Holdings or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii), or (iii) above; or (v) Holdings or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against Holdings or any of its Material Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) the guarantee contained in Section 10 hereof or in the Subsidiary Guarantee or any security interest created by the Subsidiary Guarantee shall cease, for any reason, to be in full force and effect or any Credit Party or any Affiliate of any Credit Party shall so assert, or any Lien created by the Subsidiary Guarantee shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding ordinary shares of Holdings; (ii) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; (iii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower; or (iv) the Borrower shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of Financeco free and clear of all Liens (other than Liens imposed by operation of law); or

          (k) the aggregate fair market value of cash and Cash Equivalents held by Financeco shall be less than the Total Revolving Commitments, and such circumstance shall continue unremedied for a period of 5 Business Days; or

          (l) the Collateral Base shall be less than the Exposure Amount, and such circumstance shall continue unremedied for a period of 5 Business Days; or

          (m) Financeco shall constitute a "Restricted Subsidiary" under the Senior Note Indenture;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and all amounts owing under this Agreement and the other Credit Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare all amounts owing under this Agreement and the other Credit Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In such event, amounts held in the Collateral Account shall be applied by the Administrative Agent to the payment of drafts drawn under Letters of Credit, and the unused portion thereof after all Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Credit Documents. After all Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Credit Documents shall have been paid in full, the balance, if any, in the Collateral Account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                      SECTION 8. THE ADMINISTRATIVE AGENT

          8.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

          8.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          8.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Credit Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

          8.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lenders.

          8.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          8.6. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Credit Party or any affiliate of a Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their affiliates and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party or any affiliate of a Credit Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          8.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this
Section 8.7 (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and no Letters of Credit remain outstanding, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the termination of this Agreement) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative

Agent's gross negligence or willful misconduct. The agreements in this Section
9.7 shall survive the termination or expiration of the Letters of Credit and the payment of all amounts payable hereunder.

          8.8. ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though the Administrative Agent was not the Administrative Agent. With respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          8.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Credit Documents.

                              SECTION 9. GUARANTEE

          9.1. GUARANTEE. In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to issue or participate in Letters of Credit hereunder, and in consideration thereof, Holdings hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and Holdings further agrees to pay any and all expenses (including all reasonable fees, charges and disbursements of counsel) that may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 9. The guarantee contained in this
Section 9, subject to Section 9.5, shall remain in full force and effect until the Obligations are paid in full, the Revolving Commitments are terminated and no Letters of Credit are outstanding, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

           Holdings agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 9, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Section 9 for such purpose. No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Holdings under this Section 9 which, notwithstanding any such payment or payments, shall remain liable for the Obligations until, subject to Section 9.5, the Obligations are paid in full, the Revolving Commitments are terminated and no Letters of Credit are outstanding.

          9.2. NO SUBROGATION, CONTRIBUTION, REIMBURSEMENT OR INDEMNITY. Notwithstanding anything to the contrary in this Section 9, Holdings hereby irrevocably waives all rights that may have arisen in connection with the guarantee contained in this Section 9 to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), including Section 509 thereof, under common law or otherwise) of the Administrative Agent or any Lender against the Borrower or against the Administrative Agent or any Lender for the payment of the Obligations, until the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Revolving Commitments shall have been terminated. Holdings hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrower or any other Person that may have arisen in connection with the guarantee contained in this Section 9, until the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Revolving Commitments shall have been terminated. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of the Borrower to Holdings on account of any of the rights waived in this Section 9.2, such amount shall be held by Holdings in trust, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Administrative Agent in the exact form received by Holdings (duly indorsed by Holdings to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section 9.2 shall survive the term of the guarantee contained in this Section 9 and the payment in full of the Obligations and the termination of the Revolving Commitments.

          9.3. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS. Holdings shall remain obligated under this Section 9 notwithstanding that, without any reservation of rights against Holdings, and without notice to or further assent by Holdings, any demand for payment of or reduction in the amount of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, any other Credit Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 9 or any property subject thereto.

          9.4. GUARANTEE ABSOLUTE AND UNCONDITIONAL. Holdings waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 9 or acceptance of the guarantee contained in this Section 9; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 9; and all dealings between the Borrower or Holdings, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 9. Holdings waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or Holdings with respect to the Obligations. The guarantee contained in this Section 9 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Credit Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or Holdings) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of Holdings under the guarantee contained in this Section 9, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 9 against Holdings, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Holdings of any liability under this Section 9, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against Holdings.

          9.5. REINSTATEMENT. The guarantee contained in this Section 9 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

          9.6. PAYMENTS. Holdings hereby agrees that any payments in respect of the Obligations pursuant to this Section 9 will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the Payment Office.

                           SECTION 10. MISCELLANEOUS

          10.1. AMENDMENTS AND WAIVERS. Neither this Agreement, any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Credit Party party to the relevant Credit Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Credit Party party to the relevant Credit Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) forgive the amount of any Reimbursement Obligation, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Credit Documents, release Holdings from its obligations under Section 9, release Financeco from its obligations under the Subsidiary Guarantee or release any Collateral (except as contemplated by this Agreement), in each case without the written consent of all Lenders; (iii) amend, modify or waive any provision of
Section 8 without the written consent of the Administrative Agent; (iv) amend, modify or waive any provision of Sections 2.1 through 2.8 without the written consent of each Issuing Lender directly affected thereby; or (v) amend, modify or waive the definition of Collateral or Collateral Cash Equivalents without the written consent of the Supermajority Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Credit Parties, all present and future Lenders and the Administrative Agent. In the case of any waiver, the Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         Holdings or the     c/o Tommy Hilfiger U.S.A., Inc.
               Borrower:     25 West 39th Street
                             New York, New York  10018
                             Attention:  Joseph Scirocco - Chief
                                Financial Officer
                             Telecopy: 212-548-1965
                             Telephone: 212-548-1570

         With a copy to:     Wachtell, Lipton, Rosen & Katz
                             51 West 52nd Street
                             New York, New York 10019
                             Attention:  Eric S. Robinson
                             Telecopy:  212-403-2000
                             Telephone:  212-403-1000

   The Administrative        JPMorgan Chase Bank, N.A.
      Agent:                 c/o The Loan and Agency Services Group
                             1111 Fannin Street, 10th Floor
                              Houston, Texas 77002
                             Attention:  Cliff Trapani
                             Telecopy: 713-750-2933
         with a copy to:     JPMorgan Chase Bank, N.A.
                             1411 Broadway, 5th Floor
                             New York, New York  10018
                             Attention:  Milagros Nogueros-Soto
                             Telecopy: 212-391-6034

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

          10.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the extensions of credit hereunder.

          10.5. PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent, their Affiliates and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "INDEMNITEE") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including any of the foregoing relating to the use of the Letters of Credit or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings or any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"),

PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, each of Holdings and the Borrower agrees not to assert and to cause their respective Subsidiaries not to assert, and hereby waives and agrees to cause their respective Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable promptly after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Joseph Scirocco - Chief Financial Officer (Telephone No. 212-548-1570) (Telecopy No. 212-548-1965), at the address of the Borrower set forth in Section 10.2. The agreements in this Section 10.5 shall survive the termination or expiration of the Letters of Credit and the repayment of all amounts payable hereunder.

          10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "ASSIGNEE") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment) with the prior written consent of:

               (A) the Borrower (such consent not to be unreasonably withheld), PROVIDED that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person;

               (B) the Issuing Lenders, if the Assignee is not a Financial Institution; and

               (C) the Administrative Agent.

          (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment, the amount of the Revolving Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, PROVIDED that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

               (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

               (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

               (D) in the case of an assignment to a CLO (as defined below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement and the other Credit Documents, PROVIDED that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such CLO.

           For the purposes of this Section 10.6, the terms "Approved Fund" and "CLO" have the following meanings:

           "APPROVED FUND" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

           "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

           (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

           (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and amount of the L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

           (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the

Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitments); PROVIDED that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.15 unless such Participant complies with Section 2.15(b).

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

          10.7. ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10. INTEGRATION. This Agreement and the other Credit Documents represent the agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

           10.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

           10.12. SUBMISSION TO JURISDICTION; WAIVERS. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section
     10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

          10.13. ACKNOWLEDGEMENTS. Each of Holdings and the Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

          10.14. WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.15. CONFIDENTIALITY. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Credit Party pursuant to this Agreement that is designated by such Credit Party as confidential; PROVIDED that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender (so long as such affiliate is informed that such information is confidential non-public information), (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section 10.15, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (so long as such Persons are informed that such information is confidential non-public information), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Credit Document.

          10.16. DOCUMENTATION AGENT AND SYNDICATION AGENT(a) . Neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

10.17. USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act. The Borrower shall promptly provide such information upon request by any Lender. In connection therewith, each Lender hereby agrees that the confidentiality provisions set forth in Section 10.15 shall apply to any non-public information provided to it by the Borrower pursuant to this Section 10.17.

                 [Remainder of page left blank intentionally.]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                               TOMMY HILFIGER CORPORATION


                               By:    /s/ Joseph Scirocco
                                   ---------------------------------------------
                               Name:  Joseph Scirocco
                               Title: Chief Financial Officer,
                                      Executive Vice President and
                                      Treasurer




                               TOMMY HILFIGER U.S.A., INC.



                               By:    /s/ Joseph Scirocco
                                   ---------------------------------------------
                               Name:  Joseph Scirocco
                               Title: Chief Financial Officer,
                                      Executive Vice President and
                                      Treasurer




                               JPMORGAN CHASE BANK, N.A.
                               as Administrative Agent and as a Lender


                               By:    /s/ Paul V. Phelan
                                   ---------------------------------------------
                               Name:  Paul V. Phelan
                               Title: Vice President

                               WACHOVIA BANK, NATIONAL ASSOCIATION, as
                               Syndication Agent and as a Lender



                               By:    /s/ Susan T. Gallagher
                                   ---------------------------------------------
                               Name: Susan T. Gallagher
                               Title: Vice President

                               FLEET NATIONAL BANK, as Documentation Agent and
                                   as a Lender



                               By:    /s/ Douglas J. Bolt
                                   ---------------------------------------------
                               Name: Douglas J. Bolt
                               Title: Vice President

                               CITICORP USA, INC., as a Lender



                               By:    /s/ Jeffrey Nitz
                                   ---------------------------------------------
                               Name: Jeffrey Nitz
                               Title: Director

                               PNC BANK, N.A., as a Lender



                               By:    /s/ Michael Nardo
                                   ---------------------------------------------
                               Name:  Michael Nardo
                               Title: Senior Vice President

                               SUNTRUST BANK, as a Lender



                               By:    /s/ Michael Lapresi
                                   ---------------------------------------------
                               Name: Michael Lapresi
                               Title: Managing Director